UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2016 (April 3, 2016)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Litigation against SunEdison, Inc.

On April 3, 2016, TerraForm Global, Inc. (“TerraForm Global”) filed a complaint asserting claims against SunEdison, Inc., SunEdison Holdings Corporation (collectively with SunEdison, Inc., “SunEdison”), Ahmad Chatila, Martin Truong and Brian Wuebbels in the Court of Chancery of the State of Delaware (TerraForm Global, Inc., v. SunEdison, Inc., et al. C.A. No. 12159-VCL).

The complaint asserts claims for breach of fiduciary duty, breach of contract and unjust enrichment relating to the failure by SunEdison to transfer equity interests of certain renewable energy projects in India (the “India Projects”). As previously disclosed, in the fourth quarter of 2015, TerraForm Global prepaid $231 million for the India Projects. The complaint seeks various forms of relief, including a constructive trust upon the equity interests of SunEdison in the India Projects, money damages from the defendants, restoration of the $231 million to TerraForm Global and such other relief as the court may deem just and proper.

A copy of the complaint is attached hereto as Exhibit No. 99.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Complaint, filed April 3, 2016, by TerraForm Global, Inc. against SunEdison, Inc., SunEdison Holdings Corporation, Ahmad Chatila, Martin Truong and Brian Wuebbels

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	April 4, 2016		Name:	Yana Kravtsova
			Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Complaint, filed April 3, 2016, by TerraForm Global, Inc. against SunEdison, Inc., SunEdison Holdings Corporation, Ahmad Chatila, Martin Truong and Brian Wuebbels